UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2020

Professional Holding Corp.

(Exact name of registrant as specified in its charter)

Florida	001-39215	46-5144312
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

396 Alhambra Circle, Suite 255,
Coral Gables, Florida		33134
(Address of principal executive offices)		(Zip Code)

(786) 483-1757

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	PFHD	Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition

On October 29, 2020, Professional Holding Corp. (the “Company”), the parent company of Professional Bank, issued a press release containing information on earnings for the quarter ended September 30, 2020. A copy of the press release is furnished with this report as Exhibit 99.1 and incorporated herein by reference.

Item 7.01    Regulation FD Disclosure

A slide presentation (available on the Company’s website at https://myprobank.com/ir/) containing supplemental information regarding results for the quarter ended September 30, 2020 is being furnished in accordance with Regulation FD of the Securities and Exchange Commission.  A copy of the slide presentation is included as Exhibit 99.2 to this report.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

The following exhibits are furnished pursuant to Items 2.02 and 7.01, are not to be considered “filed” under the Securities Exchange Act of 1934, as amended (“Exchange Act”), and shall not be incorporated by reference into any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in any such future filing.

Exhibit No.	Description
99.1	Press Release dated October 29, 2020 with respect to Professional Holding Corp.’s results for the quarter ended September 30, 2020
99.2	Slide presentation containing supplemental information regarding results for the quarter ended September 30, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Professional Holding Corp.

Date: October 29, 2020	By:	/s/ Michael C. Sontag
Michael C. Sontag
Corporate Secretary